UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KETNER GLOBAL INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

1100 North University Avenue, Suite 135
Little Rock, Arkansas 72207
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☒

Securities Act registration statement file number to which this form relates: (if applicable) 333-139015

Securities to be registered pursuant to Section 12 (g) of the Act:

Common Stock $.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be registered.

The description of securities contained in this Registration Statement is incorporated by reference from the company’s Registration Statement on Form SB-2; Commission File No. 333-139015.  Filed on November 30, 2006 and all subsequent amendments.

Item 2. Exhibits.

Exhibit

3.1 Articles of Incorporation of the Company*

3.2 By-Laws of the Company*

3.3 Specimen of Stock Certificate for Ketner Global Investments, Inc.*

*Incorporated by reference from the company’s Registration Statement on Form SB-2, Commission File Number 333-139015 filed 2006-11-30 and all subsequent amendments.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ketner Global Investments, Inc. (Registrant)

Date: April 13, 2007	By:	/s/ James Ketner

James Ketner President/CEO/Chairman